Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Orchid BioSciences, Inc.
(609) 750–2200
Tracy J. Henrikson
Director, Corporate Communications

ORCHID ANNOUNCES SENIOR MANAGEMENT CHANGES

PRINCETON, N.J., Dec. 9, 2002— Orchid BioSciences, Inc. (Nasdaq: ORCH), the leader in profiling genetic uniqueness, today announced the resignation of Dale R. Pfost, Ph.D., as president and chief executive officer, effective immediately.

Orchid’s Board of Directors has established a search committee to find a permanent replacement for Dr. Pfost, who is leaving to pursue other professional opportunities. Dr. Pfost has served as president and chief executive officer of Orchid since November 1996 and served as its chairman from November 1996 to September 2002. In addition, Orchid announced that Donald R. Marvin has resigned his position as senior vice president and general manager of Orchid Diagnostics.

“Dale’s vision, enthusiasm and leadership have played a pivotal role in Orchid’s development from its earliest days and more recently, in its successful transition from a technology-focused company to a leading genoprofiling services organization,” said George Poste, DVM, Ph.D., chairman of Orchid. “I would like to thank both Dale and Don for their significant contributions which have helped to provide a solid foundation for our expected robust growth as the leader in profiling genetic uniqueness.”

Dr. Poste continued, “We have made substantial progress over the last few months in sharpening Orchid’s business focus, significantly reducing our operating expenses and taking actions to strengthen our balance sheet. We believe that we have a strong tier of experienced operating managers on board today, and over the coming weeks, I look forward to reporting on advancements in our activities to disposition the Orchid Life Sciences business, to further strengthen our cash position and to augment our senior management team.”

About Orchid BioSciences
Orchid BioSciences is the leading provider of services and products for profiling genetic uniqueness. Orchid’s interlocking strategic business units address distinctive markets that together represent a unique balance of established, predictable growth, such as forensic and paternity DNA testing and tissue matching for organ transplantation, and large upside potential, like pharmacogenetics–based personalized healthcare. All leverage Orchid’s network of accredited genotyping laboratories, its leading technologies and its expertise in genetic analysis. Orchid provides identity genomics testing for forensics and paternity through Orchid Cellmark and Orchid GeneScreen. Orchid Diagnostics markets products and services for HLA genotyping, disease susceptibility testing and immunogenetics. Orchid GeneShield is developing pharmacogenetics-based programs designed to accelerate the adoption of personalized healthcare. Orchid provides advanced SNP genotyping services to pharmaceutical, biotechnology, agricultural and academic customers and collaborations, and develops valuable SNP markers and assays. More information on Orchid can be found at www.orchid.com.

All statements in this press release that are not historical are forward–looking statements within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding its expectation that it will report on advancements in Orchid’s activities to dispose of the Orchid Life Sciences business, to further strengthen its cash position and to augment its senior management team. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, uncertainties relating to technologies, product development, manufacturing, market acceptance, cost and pricing of Orchid products and services, dependence on collaborations and partners, regulatory approvals, competition, intellectual property of others, and patent protection and litigation. These risks and other additional factors affecting Orchid’s business are discussed in the “Forward-Looking Statements” section of Orchid’s Form 10-Q for the quarterly period ended September 30, 2002 and the “Overview” and “Risk Factors” sections of Orchid’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission. Orchid expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Orchid’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based, except as may be required by law.